UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: October 30, 2009
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the Company’s Annual meeting of shareholders, held on October 28, 2009 the shareholders approved the Second Amendment to our Amended and Restated 2002 Stock Option and Incentive Plan (the “Plan”) to increase the available shares from 5,000,000 to 12,500,000 shares with all other terms of the Plan remaining the same. For a description of the Plan please see Proposal III in the Company’s definitive proxy statement for its 2009 annual meeting of shareholders, filed with the Securities and Exchange Commission on September 30, 2009. A copy of this amendment is attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At the Company’s Annual meeting of shareholders held on October 28, 2009, the shareholders voted to authorize an amendment to our Articles of Incorporation to increase our authorized common shares from 100 million (100,000,000) shares to 300 million (300,000,000).  All other provisions of the Articles of Incorporation remained in full force and effect.  The Amended Articles of Incorporation have been filed with the Secretary of State of Florida.  A copy of the amendment to the Articles of Incorporation is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01   FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description
10.1	Second Amendment to the Company’s Amended and Restated 2002 Stock Option and Incentive Plan

10.2	Amended Articles of Incorporation

SIGNATURES
In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 29th day of October, 2009.

ORAGENICS, INC. (Registrant)

By:	/s/ David B. Hirsch
David B. Hirsch
President and Chief Executive Officer